Exhibit 99.1

FOR MORE INFORMATION:	FOR IMMEDIATE RELEASE:
Timothy J. Lordan	July 29, 2004
Vice President and Director, Investor Relations
The Rouse Company
Columbia, Maryland 21044
(410) 992-6546
www.therousecompany.com

THE ROUSE COMPANY RELEASES SECOND QUARTER RESULTS
AND REAFFIRMS 2004 NET EARNINGS AND FFO GUIDANCE

Columbia, Md. – The Rouse Company (NYSE: RSE) today released financial results for the second quarter and first half of 2004.  Net Earnings were $61.2 million ($.58 per share) for the three months ended June 30, 2004, as compared to $138.1 million ($1.50 per share) in the second quarter of 2003.  Net Earnings were $128.4 million ($1.24 per share) for the first half of 2004 versus $162.2 million ($1.75 per share) for the first six months of 2003.  Net gains from the disposition of operating properties affected the quarterly and six month comparisons.

Funds From Operations (FFO) were $97.5 million ($.93 per share) for the second quarter of 2004, as compared to $100.6 million ($1.05 per share) for the three months ended June 30, 2003.  Net gains from the extinguishment of debt related primarily to the disposition of the Company’s Philadelphia area retail assets of $21.1 million ($.22 per share) were recorded in 2003’s second quarter, and affected the comparison.  For the six months ended June 30, 2004, FFO was $186.8 million ($1.81 per share) as compared to $177.2 million ($1.87 per share) for the first half of 2003.  The net gains from the early extinguishment of debt referred to above ($.22 per share), charges related to the curtailment of the Company’s pension plan ($.11 per share) recorded in 2003 and the issuance of 4.6 million shares of common stock during the first quarter of 2004 affected the six month comparison.

In addition, the Company reaffirmed its 2004 annual Net Earnings and FFO guidance.  The Company expects Net Earnings per share for the year ending December 31, 2004 to be in a range of $2.49 to $2.59 and FFO per share to be in a range of $3.75 to $3.85 (including an estimated $.35 charge for the expected termination of the Company’s pension plan prior to year end).  A table reconciling estimated diluted earnings per share to estimated FFO per share is presented at the end of this release.

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QUARTER RESULTS AND REAFFIRMS 2004 GUIDANCE

During the second quarter of 2004, the Company recorded strong gains in Net Operating Income (NOI) from its retail and community development segments.  These increases are the result of strong fundamentals in both segments - - in particular, high occupancy levels and incremental rents in the retail portfolio and higher average sales prices and continued strong demand for land in the Company’s master-planned communities.  Anthony W. Deering, Chairman and Chief Executive Officer said, “We’re encouraged by the performance during the first half of 2004.  Excluding the charge to terminate the Company’s pension plan, FFO growth for the full year should be very strong.  We have the highest quality portfolio of retail centers in the industry and a very unique collection of nationally recognized master-planned communities, and they continue to produce excellent results.  In addition to 2004, we expect these segments to drive growth in FFO and shareholder value in 2005 and beyond.”

Retail center NOI was $135.1 million for the second quarter of 2004 as compared to $124.3 million in the second quarter of 2003, an increase of 9%.  NOI from the Company’s portfolio of comparable retail centers increased more than 2% during the second quarter.  This growth was impacted by termination fees which were higher in 2003’s second quarter.  Excluding the impact from these fees, the growth in NOI from comparable retail centers exceeded 3% during the quarter.  Comparable space sales volumes increased more than 7% over the first half of 2003, and comparable tenants in the portfolio produced sales of $448 per square foot for the rolling twelve months ended June 30, 2004.

Community development NOI was $39.4 million for the three months ended June 30, 2004 compared to $29.3 million in 2003’s second quarter, an increase of 34%.  This increase was due to higher average per acre sales prices and higher levels of finished lot sales.  The NOI contribution from the Company’s acquisition of a majority economic interest in The Woodlands was $.8 million during the second quarter of 2004.  The Company expects that the community development NOI contribution from The Woodlands for the full year will be approximately $15 million.

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QUARTER RESULTS AND REAFFIRMS 2004 GUIDANCE

Demand remains very strong in Summerlin, Nev., Columbia, Md., Fairwood, Md., and The Woodlands in Houston, Tex., the Company’s four master-planned communities with current land sales.  Development of the Company’s fifth master-planned community, Bridgelands, Tex., continues to progress as planned and the Company anticipates that land sales will begin in the second half of 2005.

Total income taxes (current and deferred) during the second quarter of 2004, as a percentage of community development NOI, were consistent with the second quarter of 2003.  The Company conducts its community development activities in taxable REIT subsidiaries.  The relationship between income taxes and community development NOI continues to vary by quarter.  This is due to a number of factors, including the timing and mix of land sales and related cash flows in the various master-planned communities.  In 2004, the Company expects that income taxes will be approximately 40% of community development NOI.

The following table reconciles estimated diluted earnings per share to estimated FFO per share:

	Low Range	High Range

Prior diluted FFO per share guidance	$4.10	$4.20
Estimated pension termination charge	(.35)	(.35)
Revised diluted FFO per share guidance	3.75	3.85

Depreciation and amortization, including our share of unconsolidated real estate ventures	(2.05)	(2.05)
Gains on dispositions of operating properties	.79	.79
Diluted net earnings per share guidance	$2.49	$2.59

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956.  A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states.

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QUARTER RESULTS AND REAFFIRMS 2004 GUIDANCE

Additionally, the Company is the developer of the master-planned communities of Columbia and Fairwood in Maryland, Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Texas.  The Company is also an investor in The Woodlands, a planned community north of Houston, Texas.

This release includes forward-looking statements, which reflect the Company’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results.  The words “will,” “plan,” “believe,” “expect,” “anticipate,” “should,” “target,” “intend” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-Q for the quarter ended March 31, 2004.

# # #

The Rouse Company

FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Operating Results Data (note 1)
Segment revenues	$403,638	$345,643	$800,784	$682,322
Segment operating expenses	211,665	174,217	425,745	330,682
Net Operating Income (note 1)	191,973	171,426	375,039	351,640
Fixed charges, net (note 2)	(71,564)	(72,980)	(142,753)	(151,829)
Income taxes, primarily deferred	(20,553)	(16,120)	(39,029)	(26,221)
Other provisions and losses, net:
Pension plan curtailment loss	—	—	—	(10,212)
Pension plan settlement losses	(2,086)	(2,898)	(2,868)	(7,364)
Net gains (losses) on early extinguishment of debt	—	21,163	(3,312)	21,169
Impairment losses on operating properties	(270)	—	(270)	—
Funds From Operations (note 3)	97,500	100,591	186,807	177,183
Depreciation and amortization	(58,635)	(53,832)	(117,056)	(106,557)
Net gains on dispositions of interests in operating properties	22,374	91,333	58,602	91,606
Net earnings	$61,239	$138,092	$128,353	$162,232

Per Share Data
Diluted per share information
Net earnings	$.58	$1.50	$1.24	$1.75
Funds From Operations	$.93	$1.05	$1.81	$1.87

Dividends
Common	$.47	$.42	$.94	$.84
Preferred	$—	$.75	$—	$1.50

	June 30, 2004	December 31, 2003
Balance Sheet Data
Assets
Total property and property-related deferred costs	$5,693,862	$5,318,731
Investments in and advances to unconsolidated real estate ventures	587,763	647,867
Accounts receivable and other assets	626,526	533,103
Cash, cash equivalents and marketable securities	61,407	139,543
Total	$6,969,558	$6,639,244

Liabilities and Shareholders’ Equity
Property debt not carrying a Parent Company guarantee of repayment	$2,604,864	$2,879,223
Parent Company debt and debt carrying a Parent Company guarantee of repayment	1,960,052	1,565,269
Total debt	4,564,916	4,444,492
Accounts payable and accrued expenses	156,838	179,530
Other liabilities	657,907	611,042
Parent Company-obligated mandatorily redeemable preferred securities	—	79,216
Shareholders’ equity	1,589,897	1,324,964
Total	$6,969,558	$6,639,244

The accompanying notes are an integral part of these highlights.

The Rouse Company

FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

Note 1 – Segment operating data are presented in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  As required by the Statement, segment data are reported using the performance measure and accounting policies followed by the Company for internal reporting to management which differ, in certain respects, from those used for reporting under accounting principles generally accepted in the United States of America (“GAAP”).  The performance measure used by the Company is Net Operating Income (“NOI”).  The Company defines NOI as segment revenues less segment operating expenses (including provision for bad debts, losses (gains) on marketable securities classified as trading, net losses (gains) on sales of properties developed for sale and partner’s share of NOI of the venture developing The Woodlands, but excluding income taxes, fixed charges, as defined below, and real estate depreciation and amortization). Prior to April 1, 2004, the Company excluded certain expenses related to organizational changes and early retirement costs from its definition of NOI. Effective April 1, 2004, the Company revised its definition to include these amounts in its corporate segment.  Prior to July 1, 2003, the Company included certain current income taxes in its definition of NOI.  Effective July 1, 2003, the Company revised its definition to exclude these amounts from NOI, affecting primarily the definition of the Company’s community development activities.  The amounts from prior periods have been reclassified to conform to the current definition.  The accounting policies used to calculate NOI and other operating results data are the same as those used by the Company in its condensed consolidated financial statements prepared in accordance with GAAP, except that the NOI of the venture developing the community of The Woodlands is consolidated and the other partner’s share is classified as operating expense rather than using the equity method. In addition, real estate ventures in which the Company has joint interest and control and certain other unconsolidated ventures are accounted for using the proportionate share method rather than the equity method and the Company’s share of FFO of other unconsolidated ventures is included in revenues.  Also, discontinued operations and minority interests are included in NOI rather than separately presented.  These segment accounting policies affect only the reported revenues and expenses of the segments and have no effect on our reported net earnings.

Note 2 – Fixed charges include interest expense, distributions on Parent Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock and ground rent expense, net of interest income earned on corporate investments.

Note 3 – The Company uses Funds From Operations (“FFO”) in addition to net earnings to report its operating results.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes over time as reflected through depreciation and amortization expenses.  The Company believes that the value of real estate assets does not diminish predictably over time, as historical cost accounting implies, and instead fluctuates due to market and other conditions.  Accordingly, the Company believes FFO provides investors with useful information about its operating performance because it excludes depreciation and amortization expenses.  In addition, FFO was created and is used by the real estate industry as a supplemental performance measure.  Effective January 1, 2003, the Company began using the definition of FFO adopted by the National Association of Real Estate Investment Trusts and as interpreted by the Securities and Exchange Commission.   Accordingly, FFO is defined as net earnings (computed in accordance with GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and depreciation and amortization expenses.  FFO includes the Company’s share of FFO of unconsolidated real estate ventures and discontinued operations.  The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because all companies do not calculate FFO in the same manner.  FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution.  It also should not be considered an alternative to net earnings, as determined in accordance with GAAP, as an indication of the Company’s financial performance.

Note 4 – Noncomparable properties consist of projects which, in 2004 or 2003, were acquired, disposed of, expanded, opened or prepared for disposition.  Such properties include the following: Cherry Hill Mall, Christiana Mall, Echelon Mall, Exton Square, Fashion Show, The Gallery at Market East, Highland Mall, The Jacksonville Landing, Mizner Park, Moorestown Mall, Plymouth Meeting, Providence Place, Randhurst, Staten Island Mall, Village of Merrick Park, Westdale Mall, other retail properties in Columbia, Maryland, an interest in Westin New York (a hotel in New York City), Hughes Center (a master-planned business park in Las Vegas, Nevada), office buildings in The Woodlands (a master-planned community near Houston, Texas), two office buildings in Summerlin Town Center in Las Vegas, three office buildings in Hunt Valley, Maryland and seven office buildings in Prince George’s County, Maryland.  Noncomparable properties also include South Street Seaport due to the ongoing effects of the terrorist attacks of September 11, 2001.

The Rouse Company

FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Operating Results Data (note 1)
Segment Revenues
Retail centers
Comparable	$169,038	$167,425	$335,966	$333,017
Noncomparable	50,071	39,396	88,822	90,161
Total retail centers	219,109	206,821	424,788	423,178
Office and other properties
Comparable	37,928	38,898	76,090	77,866
Noncomparable	21,638	11,472	43,853	22,351
Total office and other properties	59,566	50,370	119,943	100,217
Community development	124,963	88,452	256,053	158,927
	403,638	345,643	800,784	682,322
Segment Operating Expenses
Retail centers
Comparable	62,442	63,086	126,052	127,182
Noncomparable	21,612	19,390	40,137	42,004
Total retail centers	84,054	82,476	166,189	169,186
Office and other properties
Comparable	15,251	15,131	30,783	30,667
Noncomparable	18,179	4,351	36,487	8,782
Total office and other properties	33,430	19,482	67,270	39,449
Community development	85,601	59,157	175,359	99,719
Commercial development	2,466	3,047	5,092	7,975
Corporate	6,114	10,055	11,835	14,353
	211,665	174,217	425,745	330,682
Net Operating Income (note 1)
Retail centers
Comparable	106,596	104,339	209,914	205,835
Noncomparable	28,459	20,006	48,685	48,157
Total retail centers	135,055	124,345	258,599	253,992
Office and other properties
Comparable	22,677	23,767	45,307	47,199
Noncomparable	3,459	7,121	7,366	13,569
Total office and other properties	26,136	30,888	52,673	60,768
Community development	39,362	29,295	80,694	59,208
Commercial development	(2,466)	(3,047)	(5,092)	(7,975)
Corporate	(6,114)	(10,055)	(11,835)	(14,353)
Net Operating Income	191,973	171,426	375,039	351,640
Fixed charges, net (note 2)	(71,564)	(72,980)	(142,753)	(151,829)
Income taxes, primarily deferred	(20,553)	(16,120)	(39,029)	(26,221)
Other provisions and losses, net:
Pension plan curtailment loss	—	—	—	(10,212)
Pension plan settlement losses	(2,086)	(2,898)	(2,868)	(7,364)
Net gains (losses) on early extinguishment of debt	—	21,163	(3,312)	21,169
Impairment losses on operating properties	(270)	—	(270)	—
Funds From Operations (note 3)	97,500	100,591	186,807	177,183
Depreciation and amortization	(58,635)	(53,832)	(117,056)	(106,557)
Net gains on dispositions of interests in operating properties	22,374	91,333	58,602	91,606
Net earnings	$61,239	$138,092	$128,353	$162,232

Net earnings applicable to common shareholders	$61,239	$135,054	$128,353	$156,156

Per Share Data
Diluted per share information
Net earnings	$.58	$1.50	$1.24	$1.75
Funds From Operations	$.93	$1.05	$1.81	$1.87
Dividends
Common	$.47	$.42	$.94	$.84
Preferred	$—	$.75	$—	$1.50

The accompanying notes are an integral part of these highlights.

Reconciliations of Segment Operating Data to Condensed Consolidated Financial Statements

(Unaudited, in thousands)

Reconciliations of the revenues and expenses reported in the schedule of segment operating results to the related amounts in the condensed consolidated financial statements are summarized as follows:

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003

Revenues
Total reported for segments	$403,638	$345,643	$800,784	$682,322
Share of revenues of proportionate share ventures and revenues of The Woodlands community development venture	(83,433)	(33,717)	(156,253)	(65,295)
Share of Funds From Operations of other minority interest ventures	(310)	(3,859)	(583)	(7,171)
Revenues of discontinued operations	(599)	(24,884)	(3,604)	(65,220)
Other	—	37	—	87
Total in condensed consolidated financial statements	$319,296	$283,220	$640,344	$544,723
Operating expenses, exclusive of provision for bad debts, depreciation and amortization
Total reported for segments	$211,665	$174,217	$425,745	$330,682
Distributions on Parent Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock	380	3,544	1,440	7,139
Ground rent expense	1,500	1,409	2,819	2,780
Share of operating expenses of proportionate share ventures and operating expenses of The Woodlands community development venture and partner’s share of its NOI	(58,055)	(12,637)	(107,884)	(25,256)
Provision for bad debts	(1,982)	(1,502)	(4,650)	(2,685)
Operating expenses of discontinued operations	(294)	(12,082)	(1,372)	(30,102)
Other	334	4,016	1,145	6,155
Total in condensed consolidated financial statements	$153,548	$156,965	$317,243	$288,713
Interest expense
Total fixed charges reported	$71,564	$72,980	$142,753	$151,829
Corporate interest income	611	570	1,194	1,161
Distributions on Parent Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock	(380)	(3,544)	(1,440)	(7,139)
Ground rent expense	(1,500)	(1,409)	(2,819)	(2,780)
Share of fixed charges of proportionate share ventures	(10,321)	(9,342)	(20,586)	(16,956)
Fixed charges of discontinued operations	(11)	(6,324)	(855)	(16,437)
Total in condensed consolidated financial statements	$59,963	$52,931	$118,247	$109,678
Depreciation and amortization
Total reported	$58,635	$53,832	$117,056	$106,557
Share of depreciation and amortization of unconsolidated ventures	(10,030)	(8,820)	(19,731)	(15,977)
Depreciation and amortization of discontinued operations	(84)	(4,445)	(979)	(12,013)
Total in condensed consolidated financial statements	$48,521	$40,567	$96,346	$78,567
Other provisions and losses (gains), net
Total reported	$2,086	$(18,265)	$6,180	$(3,593)
Gains of discontinued operations	—	26,896	—	26,896
Certain current income taxes	—	—	—	(506)
Other	—	—	—	(3,040)
Total in condensed consolidated financial statements	$2,086	$8,631	$6,180	$19,757
Impairment losses on operating properties
Total reported	$270	$—	$270	$—
Impairment losses on discontinued operations	(270)	—	(270)	—
Total in condensed consolidated financial statements	$—	$—	$—	$—
Income taxes, primarily deferred
Total reported	$20,553	$16,120	$39,029	$26,221
Certain current income taxes	—	—	—	506
Income taxes of proportionate share ventures	—	4	—	4
Income taxes of discontinued operations	(55)	(131)	85	(153)
Total in condensed consolidated financial statements	$20,498	$15,993	$39,114	$26,578
Net gains on dispositions of interests in operating properties
Total reported	$22,374	$91,333	$58,602	$91,606
Gains related to discontinued operations	(8,278)	(69,760)	(44,714)	(69,802)
Total in condensed consolidated financial statements	$14,096	$21,573	$13,888	$21,804

Calculation of Earnings Per Share (“EPS”) and Funds From Operations Per Share (“FFOPS”)

(Unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Earnings Per Share (Basic)
Net earnings	$61,239	$138,092	$128,353	$162,232
Dividends on unvested common stock awards and other	(164)	(165)	(335)	(343)
Dividends on Series B Convertible Preferred stock	—	(3,038)	—	(6,076)
Adjusted net earnings	$61,075	$134,889	$128,018	$155,813

Weighted-average shares outstanding	102,436	87,628	100,191	87,180

Earnings Per Share (Diluted)
Net earnings	$61,239	$138,092	$128,353	$162,232
Dividends on unvested common stock awards and other	(548)	(165)	(335)	(343)
Dividends on Series B Convertible Preferred stock	—	(3,038)	—	(6,076)
Adjusted net earnings	$60,691	$134,889	$128,018	$155,813

Weighted-average shares outstanding	102,436	87,628	100,191	87,180
Dilutive securities:
Options, unvested common stock awards and other	1,883	2,296	1,978	1,918
Series B Convertible Preferred stock	—	—	938	—
Adjusted weighted-average shares used in EPS computation	104,319	89,924	103,107	89,098

Funds From Operations Per Share (Basic)
Funds From Operations	$97,500	$100,591	$186,807	$177,183
Dividends on unvested common stock awards and other	(164)	(165)	(335)	(343)
Dividends on Series B Convertible Preferred stock	—	(3,038)	—	(6,076)
Adjusted Funds From Operations	$97,336	$97,388	$186,472	$170,764

Weighted-average shares outstanding	102,436	87,628	100,191	87,180

Funds From Operations Per Share (Diluted)
Funds From Operations	$97,500	$100,591	$186,807	$177,183
Dividends on unvested common stock awards and other	(548)	(108)	(74)	(244)
Adjusted Funds From Operations	$96,952	$100,483	$186,733	$176,939

Weighted-average shares outstanding	102,436	87,628	100,191	87,180
Dilutive securities:
Options, unvested common stock awards and other	1,883	2,432	2,206	2,036
Series B Convertible Preferred stock	—	5,310	938	5,310
Adjusted weighted-average shares used in FFOPS computation	104,319	95,370	103,335	94,526

Earnings per share of common stock
Basic:
Earnings from continuing operations	$.52	$.41	$.83	$.60
Discontinued operations	.08	1.13	.45	1.19
Total	$.60	$1.54	$1.28	$1.79
Diluted:
Earnings from continuing operations	$.50	$.40	$.81	$.59
Discontinued operations	.08	1.10	.43	1.16
Total	$.58	$1.50	$1.24	$1.75